U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 14, 2000


                            VEGA-ATLANTIC CORPORATION
        (Exact name of small business issuer as specified in its charter)

                                    COLORADO
              (State or other Jurisdiction as Specified in Charter



        00-27845                                          84-1304106
(Commission file number)                    (I.R.S. Employer Identification No.)



                            4600 South Ulster Street
                                    Suite 240
                             Denver, Colorado 80237
                    (Address of Principal Executive Offices)

                                 (800) 721-0016
                           (Issuer's telephone number)

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Item 5. Other Events

     In a special meeting of the board of directors of Vega-Atlantic Corporation (the "Company"), John Frederick William Bowles was appointed as a member of the board of directors and Herb Ackerman was appointed as the secretary/treasurer of the Company. As of the date of this report, the directors and executive officers of the Company are as follows:

Name                          Age               Position with the Company
----                          ---               -------------------------

Grant Atkins                  39                Director and President

John Frederick
  William Bowles              58                Director

Herb Ackerman                 69                Secretary/Treasurer

     GRANT ATKINS has been a Director and the President of the Company since October 15, 1998. Mr. Atkins has also been a director and the secretary/treasurer of Intergold Corporation since September of 1998. For the past five years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. Mr. Atkins has provided organization and controlled duties to the Company since October of 1998.

     JOHN FREDERICK WILLIAM BOWLES, BSc., Ph.D, FGS, FIMM, CEng., CGeol., EurGeol. is a director of the Company and an internationally recognized and distinguished Mineralogist and Economic Geologist. Dr. Bowles graduated from the University of London with honors and earned both Bachelor and Doctorate degrees. In addition, Dr. Bowles has Chartered Engineer, Chartered Geologist, and European Geologist designations and has long standing memberships and active association with the Mineralogical Society, the Mineralogical Society of America, and the Irish Association for Economic Geology. Dr. Bowles is a Fellow of the Mineralogical Society, the Geological Society, and the Institution of Mining and Metallurgy. Dr. Bowles retains honorary senior research fellowships with the Geology Department of Manchester University and the Department of Earth Sciences of Kingston University, both located in the United Kingdom. Dr. Bowles has authored over fifty scientific research papers during the past 25 years for numerous trade and industry publications worldwide. For the past 14 years, Dr. Bowles has acted as the managing director of Mineral Science Ltd. of Chesham, UK. Mineral Science Ltd. is an international geological and mineralogical consultancy specializing in the assessment of metalliferous minerals in relation to commercial mining operations.

     HERB ACKERMAN is the secretary/treasurer of the Company. Mr. Ackerman has considerable minerals exploration experience and currently acts as the President of Montoro Resources Inc. listed on the Canadian Venture Exchange (CDNX), a company involved in exploration of gold, zinc, and copper.


                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                          VEGA-ATLANTIC CORPORATION


                                          By: /s/ Grant Atkins
                                          --------------------
                                          Grant Atkins, President


                                          By: /s/ Herb Ackerman
                                          ---------------------
                                          Herb Ackerman, Secretary